Exhibit 99.01

MILBERG LLP

JEFF S. WESTERMAN (SBN 94559)

jwesterman@milberg.com

MICHIYOU MICHELLE FURUKAWA (SBN 234121)

mfurukawa@milberg.com

One California Plaza

300 S. Grand Avenue, Suite 3900

Los Angeles, CA 90071

Telephone: (213) 617-1200

Facsimile: (213) 617-1975

LAW OFFICES FO BRUCE G. MURPHY

BRUCE G. MURPHY

bgm@brucemurphy.biz

265 Llwyds Lane, Suite 100

Vero Beach, FL 32963

Telephone: (772) 231-4202

Facsimile: (722) 231-7222

Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE: SHORETEL, INC., SHAREHOLDER DERIVATIVE LITIGATION	Case No. 1-08-CV-104623
STIPULATION OF SETTLEMENT

	DEPT.:	8C
	JUDGE:	Hon. Joseph Huber
This Document Relates to: ALL ACTIONS.	Complaint filed: January 30, 2008

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated September 7, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties, each by and through their respective counsel: (1) Plaintiff John Strahl (on behalf of himself and derivatively on behalf of nominal defendant ShoreTel, Inc. (“ShoreTel” or the “Company”)); (2) nominal defendant ShoreTel; and (3) the Individual Defendants (as defined below). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof.

WHEREAS:

1. In January 2008, former plaintiff Joshua Berkovitz, derivatively on behalf of ShoreTel, filed an initial complaint in this Court against the Individual Defendants and nominal defendant ShoreTel, alleging breaches of fiduciary duty, gross mismanagement, waste of corporate assets, unjust enrichment and violations of California’s insider trading laws. In May 2008, plaintiff Berkovitz agreed to a temporary standstill of this state derivative Action in light of a federal consolidated securities class action lawsuit involving substantially similar subject matter pending in the Northern District of California (the “Federal Action”). An amended Complaint (the operative complaint) was filed in September 2008, to reflect the addition of Plaintiff Strahl to this state derivative Action. Plaintiff Berkovitz has since withdrawn as a plaintiff in this Action.

2. On February 2, 2009, the District Court in the Federal Action granted Defendants’ motions to dismiss the First Amended Complaint with leave to amend. Thereafter, plaintiffs in the Federal Action filed a Second Amended Complaint (“SAC”), which alleged violations of Sections 11 and 15 of the Securities Act on behalf of all purchasers of ShoreTel common stock who acquired their shares pursuant or traceable to ShoreTel’s IPO. Defendants filed motions to dismiss the SAC and on August 19, 2009, the District Court granted in part and denied in part Defendants’ motions to dismiss in the Federal Action. In December 2009, after the filing of a proposed case schedule in the Federal Action, Plaintiff informed Defendants, pursuant to the temporary standstill order, of his intent to move forward with this derivative Action. Defendants informed Plaintiff of a pending mediation with the plaintiffs in the Federal Action, and invited Plaintiff to attend.

STIPULATION OF SETTLEMENT

3. On February 12, 2010, counsel for the Settling Parties participated in a mediation with the Honorable Daniel Weinstein, Retired, of JAMS. After the mediation, the parties continued discussing potential settlement and terms with the assistance of Judge Weinstein. The Settling Parties engaged in good faith, arms’-length negotiations concerning possible terms of resolution. As a result of these discussions, the Settling Parties agreed to settle this Action on terms and conditions set forth in this Stipulation.

4. Plaintiff believes that the claims he asserted in the Action on behalf of ShoreTel have merit. Plaintiff’s Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to attempt to continue to prosecute the Action against the Individual Defendants on behalf of ShoreTel. Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or which may be asserted. Based on their evaluation, Plaintiff and Plaintiff’s Counsel determined that the Settlement set forth in the Stipulation is in the best interests of Plaintiff and ShoreTel and its Shareholders. Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon ShoreTel and its Shareholders.

5. The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiff or ShoreTel have suffered damage, or that Plaintiff or ShoreTel were harmed by the conduct alleged in the Action or that Plaintiff or ShoreTel have any right of recovery whatsoever. The Individual Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ShoreTel and its Shareholders.

6. The Individual Defendants have also taken into account the litigation costs and

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burden to defend the Action, as well as the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. The Individual Defendants have determined that it is desirable and beneficial that the Action and all of the Settling Parties’ disputes relating thereto be fully and finally settled in a manner and upon the terms and conditions set forth in this Stipulation. Nominal Defendant ShoreTel believes that the Settlement set forth in this Stipulation is in the best interests of the Company and its Shareholders. Neither this Stipulation nor the Settlement shall be construed, either in whole or in part, as evidence, or an admission or concession on the part of Defendants or any Released Parties, of any fault or liability.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that all Released Claims shall be and hereby are fully and finally compromised, settled, released and discontinued and the Action shall be dismissed with prejudice and without costs (except as defined herein) as to all Released Parties upon the terms and conditions herein.

I.	DEFINITIONS

As used in this Stipulation, the following terms shall have the meanings specified below:

(a) “Action” means the derivative action pending in the Court, entitled In re ShoreTel, Inc. Shareholder Derivative Litigation, Case No. 108-CV-104623 (Cal. Sup. Ct., filed Jan. 30, 2008).

(b) “Court” means the Superior Court of the State of California, County of Santa Clara.

(c) “Defendants” means, collectively, nominal defendant ShoreTel and the Individual Defendants.

(d) “Effective Date” means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in [¶ 5.1] below.

(e) “Federal Action” means the action pending in the Federal Court, entitled In re ShoreTel, Inc. Securities Litigation, Case No. C-08-00271 CRB (N.D. Cal. filed Jan. 15, 2008).

(f) “Federal Court” means the United States District Court of the Northern District of

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California.

(g) “Final” means the time when the Order and Final Judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, specifically when: (1) no appeal has been filed and the time has passed for any notice of appeal to be timely filed; or (2) an appeal has been filed and the court of appeal has either affirmed the Order and Final Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Order and Final Judgment or affirmed the court of appeal’s decision affirming the Order and Final Judgment or dismissing the appeal.

(h) “Individual Defendants” means John W. Combs, Michael E. Healy, Edwin J. Basart, Mark Bregman, Gary Daichendt, Kenneth Denman, Charles Kissner, Thomas van Overbeek, and Edward F. Thompson.

(i) “Notice” means the Notice of Proposed Settlement of the Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit 1 to Exhibit A.

(j) “Order and Final Judgment” means an order by the Court finally approving the settlement as fair, adequate and reasonable, substantially in the form attached as Exhibit B.

(k) “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

(1) “Plaintiff’s Counsel” means Milberg LLP and Law Offices of Bruce G. Murphy.

(m) “Preliminary Approval Order” means the proposed order, substantially in the form attached as Exhibit A, setting the date for a Settlement Hearing on the proposed Settlement, directing notice thereof, and preliminarily determining, for purposes of the Settlement only, that the Action is properly maintained on behalf of ShoreTel.

(n) “Released Claims” means any and all claims, demands, rights, liabilities, accountings, matters, issues, suits and causes of action of every nature and description

STIPULATION OF SETTLEMENT

whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims, accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, to the date of the entry of the Order and Final Judgment that have been or could have been asserted in any forum or in the Action by Plaintiff, ShoreTel or any ShoreTel Shareholder derivatively, on behalf of ShoreTel, against any of the Released Parties, arising out of or relating in any way to any of the allegations, transactions, facts, disclosures, acts, matters or occurrences, statements, representations or omissions, or failures to act that were alleged in the Action or closely related thereto, or any claims in connection with, based upon, or arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement). Notwithstanding the foregoing, nothing set forth herein shall constitute a release by ShoreTel of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement.

(o) “Released Parties” means ShoreTel and the Individual Defendants, and each of their and each of the Defendants’ respective past, present, or future directors, officers, employees, partnerships, partners, members, principles, agents, insurers, co-insurers, excess insurers, controlling shareholders, stockholders, attorneys, accountants, auditors, advisors, banks or investment banks, analysts, associates, personal or legal representatives, predecessors, successors, affiliates, parents, subsidiaries, divisions, joint ventures, related or affiliated entities, assigns, spouses, heirs, executors, estates, or administrators, any entity in which these named individuals and/or member(s) of his family or any of the Defendants has an interest, any members of their immediate families, or any trust of which any Individual Defendant is the settlor or which is for the benefit of them and/or any member(s) of his family. “Released Party” means, individually, any of the Released Parties.

(p) “Settlement” means the settlement and compromise of the Action as provided for herein.

(q) “Settlement Hearing” means the hearing at which the Court will review the adequacy, fairness and reasonableness of the Settlement.

STIPULATION OF SETTLEMENT

(r) “Settling Parties” means, collectively, the Individual Defendants, ShoreTel and Plaintiff on behalf of himself and derivatively on behalf of ShoreTel.

(s) “Shareholder(s)” means any holder of record or beneficial holder of ShoreTel common stock as of the date of this Stipulation.

(t) “Summary Notice” means the Notice of Proposed Settlement of the Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit 2 to Exhibit A.

(u) “Unknown Claims” means any of the Released Claims, which any Settling Party or Released Party does not know or suspect to exist on behalf of ShoreTel or in his, her or its favor at the time of the release of the Released Parties, and which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive, and by operation of the Order and Final Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Upon the Effective Date, the Settling Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, international or foreign law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Settling Party shall expressly settle and release, and each ShoreTel Shareholder shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent

STIPULATION OF SETTLEMENT

or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

II.	PRINCIPAL TERMS OF THE SETTLEMENT

1.0 Operational and Corporate Governance Changes

1.1 As valuable consideration for this settlement, ShoreTel through its Board of Directors shall adopt the operational and corporate governance changes set forth below.

Within 30 days of entry of the Order and Final Judgment, ShoreTel and/or its Board of Directors (“Board”) or committees agree to adopt and implement and/or continue to implement or observe the following corporate governance measures and to maintain them in effect until the earlier of (i) three (3) years from the date of the Order and Final Judgment or (ii) the consummation of a change in control of ShoreTel (such earlier date, the Termination Date”):

1. The Audit Committee Charter will be revised to reflect that the Committee will periodically review the Company’s policies regarding extension of credit to customers.

2. The Chief Financial Officer shall approve customer payment terms of net 120 or greater.

3. The Chair of the Audit Committee will regularly (and as requested by the Company’s Chair) report to and review with the Board any issues that arise with respect to the quality and integrity of ShoreTel’s financial statements, compliance with legal or regulatory requirements, the performance and independence of ShoreTel’s independent registered public accounting firm, or any other matter the Chair of the Audit Committee determines is necessary and advisable to report to the Board.

4. In its first Form 10-K filed with the SEC after the entry of the Order and Final Judgment, ShoreTel shall include a list of all executive officers who have Rule 10b-5 trading plans in place. In each subsequent Form 10-K, ShoreTel shall include a list of executive officers

STIPULATION OF SETTLEMENT

who adopted, revised, or terminated a Rule 10b-5 plan during the previous fiscal year.

1.2 Following a determination by the Court at or after the Settlement Hearing that the Settlement should be approved as fair, reasonable, adequate and in the best interests of ShoreTel and its current and former shareholders, Plaintiff’s Counsel and Defendants’ Counsel shall cooperate with one another and perform any other acts reasonably necessary to effectuate the dismissal with prejudice of the Action. Plaintiff shall not oppose Defendants’ efforts to enforce this Settlement or any Judgment or dismissal entered as a result of this Settlement in any proceeding in any forum.

2.0 Releases

2.1 Upon the entry of the Order and Final Judgment, ShoreTel, Plaintiff (acting derivatively on behalf of ShoreTel) and each of the ShoreTel Shareholders shall have, and by operation of the Order and Final Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Parties. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. Nothing in this Stipulation in intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or affect any agreement between any Individual Defendant and the Company.

2.2 Upon the entry of the Order and Final Judgment, each of the Released Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiffs Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

3.0 Attorneys’ Fees and Expenses to Plaintiffs Counsel

3.1 After negotiation of the material terms of the Settlement, ShoreTel’s counsel and Plaintiff’s Counsel engaged in an arm’s length negotiation regarding attorneys’ fees to be paid to Plaintiff’s Counsel. As a result of those negotiations, the Company has agreed to pay or cause to

STIPULATION OF SETTLEMENT

be paid to Plaintiff’s Counsel fees and expenses in the amount of $250,000, subject to Court approval (the “Fee and Expense Award”). The Parties intend the Fee and Expense Award finally approved by the Court to constitute full and complete compensation for the services provided by Plaintiff’s counsel in connection with the prosecution and settlement of this Action. The Fee and Expense Award will compensate Plaintiff’s counsel for the results achieved in the Action.

3.2 Within thirty (30) calendar days after entry of the Order and Final Judgment, ShoreTel will pay or cause to be paid the Fee and Expense Award to “Milberg LLP.” Neither ShoreTel, nor the Individual Defendants, shall have any role in how Plaintiff’s Counsel allocate the awarded attorneys’ fees and expenses between or among Plaintiff’s Counsel. Milberg LLP agrees that, if and when, as a result of any further Order of the Court, appeal, further proceedings on remand, or successful collateral attack, the settlement does not become Final, within ten (10) business days they will be jointly and severally responsible for refunding and repaying directly to the entities making the payments the principal amount of any Fee and Expense Award paid or caused to be paid by ShoreTel and accrued interest at the legal rate thereon. Plaintiff’s Counsel shall be responsible for the internal allocation of the Fee and Expense Award. The Released Parties have no responsibility for and no liability whatsoever with respect to the allocation of the Fee and Expense Award awarded to Plaintiff’s Counsel, to any other person, entity or law firm who may assert some claim thereto. Except as expressly provided herein, the Settling Parties shall bear their own fees, costs and expenses, and no Settling Party shall assert any claim for expenses, costs and fees against any other Settling Party.

3.3 In addition, Plaintiff’s Counsel will apply to the Court for an award to Plaintiff of his reasonable costs and expenses (including lost wages) in the amount of $8,500, subject to approval by the Court. Within ten (10) business days after the Effective Date, Plaintiff’s Counsel will pay from their Fee and Expense Award the amount awarded by the Court to the Plaintiff.

3.4 Disallowance by the Court of any fees and expense or interest that has accrued thereon requested by or awarded to Plaintiff’s Counsel, any appeal from or any order relating thereto, and any modification or reversal on appeal of any such order, shall not operate to terminate or cancel the Stipulation or affect its other terms, including the Releases, or affect or

STIPULATION OF SETTLEMENT

delay the finality of the Judgment approving the Stipulation.

III.	SETTLEMENT PROCEDURE

4.1 Promptly after execution of the Stipulation, Plaintiff shall submit the Stipulation and its Exhibits to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit A hereto, requesting preliminary approval of the Settlement set forth in the Stipulation.

4.2 Within ten (10) business days of the issuance of the Preliminary Approval Order, ShoreTel, at its own cost, shall: (a) file the Notice, substantially in the form of Exhibit 1 to Exhibit A, with the Securities and Exchange Commission on a Form 8-K, along with a copy of the Stipulation as an Exhibit to the Form 8-K; (b) cause the Summary Notice, substantially in the form of Exhibit 2 to Exhibit A, to be published in Investor’s Business Daily and transmitted over the National Circuit of Business Wire.

4.3 Milberg LLP shall post a link to the Notice and Stipulation on its website, www.milberg.com.

4.4 Plaintiff will request, and Defendants will not oppose, that after notice is disseminated, the Court hold the Settlement Hearing and approve the Settlement of the Action as set forth herein and enter the Order and Final Judgment substantially in the form attached hereto as Exhibit B: (a) approving the terms of the Settlement as fair, reasonable and adequate; (b) releasing all Released Claims against the Released Parties, and (c) dismissing the Action with prejudice.

V.	CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

5.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.	entry of the Order and Final Judgment dismissing the Action with Prejudice; and

b.	the passing of the date upon which the Order and Final Judgment becomes Final.

5.2 If any of the conditions specified in ¶ 5.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 5.3 unless counsel for the Settling Parties mutually agree in

STIPULATION OF SETTLEMENT

writing to proceed with the Stipulation.

5.3 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, or fails to become Final in accordance with its terms: (a) the Settling Parties shall be restored to their respective positions as of the date immediately prior to the execution of this Stipulation; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) any monies paid to Plaintiff’s Counsel shall be refunded and repaid within ten (10) business days, in accordance with ¶ 3.2; and (d) all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding and the terms and provisions of the Stipulation, with the exception of this section, shall have no further force and effect with respect to all Parties and shall not be used in the Action, or in any other proceeding for any purpose.

V.	MISCELLANEOUS PROVISIONS

6.1 The Settling Parties, individually and collectively: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

6.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action and its underlying facts. The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. Settling Parties request that the Order and Final Judgment contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of the California Code of Civil Procedure, including California Code of Civil

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Procedure § 128.7.

6.3 Neither the Stipulation, nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault, wrongdoing or liability of the Released Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative, except as provided for in ¶ 6.4.

6.4 The Settling Parties and Released Parties may file the Stipulation and/or the Order and Final Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Order and Final Judgment: (a) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (b) in furtherance of the settlement contemplated in the Stipulation; and (c) in any action to enforce the Settlement.

6.5 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

6.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

6.7 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear their own costs. Nothing in this Stipulation in intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or affect any agreement between any Individual Defendant and the Company.

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6.8 Plaintiff’s Counsel, derivatively on behalf of ShoreTel, are expressly authorized by the Plaintiff to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiff to enter into any modifications or amendments to the Stipulation that they deem appropriate on behalf of the Plaintiff.

6.9 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party. Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.

6.10 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

6.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Parties.

6.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Stipulation.

6.13 This Stipulation and the Exhibits attached hereto shall he considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

6.14 Neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions.

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STIPULATION OF SETTLEMENT

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to he executed by their duly authorized attorneys as dated below.

DATED: September 7, 2010	MILBERG LLP JEFF S. WESTERMAN MICHELLE FURUKAWA

/s/ Jeff Westerman JEFF WESTERMAN

One California Plaza

300 S. Grand Avenue, Suite 3900

Los Angeles, CA 90071

Email: jwesterman@milberg.com

Email: mfurukawas@milberg.com

LAW OFFICES OF BRUCE G. MURPHY

BRUCE G. MURPHY

Email: bgm@brucemurphy.biz

265 Llwyds Lane, Suite 100

Vero Beach, FL 32963

Telephone: (772) 231-4202

Facsimile: (772) 231-7222

Counsel ‘Or Plaintiff

DATED: September 7, 2010

FENWICK & WEST LLP

SUSAN S. MUCK

DEAN S. KRISTY

CATHERINE KEVANE

/s/ Susan S. Muck

SUSAN S. MUCK

555 California Street, 12th Floor San

Francisco, CA 94104

Telephone: (415) 875-2300

Facsimile: (415) 281-1350

Counsel for defendants John W. Combs, Michael E. Healy, Edwin J. Basart, Mark Bregman, Gary Daichendt, Kenneth Denman, Charles Kissner, Thomas Van Overbeek, Edward F. Thompson, and nominal defendant ShoreTel, Inc.

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